SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Closure Medical Corporation
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement no.:
    (3) Filing Party:
    (4) Date Filed:

                                     [LOGO]



                         -------------------------------

                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 3, 1998
                         -------------------------------


To Our Stockholders:

         Notice is hereby given that the 1998 Annual Meeting of stockholders (the "Annual Meeting") of CLOSURE MEDICAL CORPORATION (the "Company") will be held on June 3, 1998 at 9:00 a.m., local time, at the Crabtree Valley Marriott, 4500 Marriott Drive, Raleigh, North Carolina, for the following purposes:

         1. To elect two Class II directors to the Board of Directors, each to serve a three-year term or until the election and qualification of his successor;

         2. To approve and adopt an amendment to the Company's Amended and Restated 1996 Equity Compensation Plan (the "Plan") to increase the number of shares authorized for issuance under the Plan; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of record as of the close of business on April 27, 1998 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders of the Company as of the close of business on April 27, 1998 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 5250 Greens Dairy Road, Raleigh, North Carolina.

                                             By Order of the Board of Directors,



                                             J. Blount Swain
                                             Secretary


May 5, 1998




         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           CLOSURE MEDICAL CORPORATION
                             5250 Greens Dairy Road
                                Raleigh, NC 27616

                         -------------------------------

                                 PROXY STATEMENT
                                       FOR
                       1998 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 3, 1998
                         -------------------------------


         This Proxy Statement is being furnished to the stockholders of Closure Medical Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on June 3, 1998 and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about May 5, 1998.

         The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

         The Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements and other information with respect to the Company, is being mailed to stockholders with this Proxy Statement but does not constitute a part of this Proxy Statement.


                              VOTING AT THE MEETING

Record Date; Vote Required; Proxies

         Only stockholders of record at the close of business on April 27, 1998 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof. As of that date, the Company had outstanding 13,257,660 shares of Common Stock, par value $.01 per share ("Common Stock"). The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

         The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to withhold authority to vote for either nominee for the Board of Directors and to vote for or against or to abstain from voting with respect to the proposal to approve and adopt the amendment to the Company's Amended and Restated 1996 Equity Compensation Plan (the "Plan") to increase the number of shares authorized for issuance under the Plan (the "Plan Amendment").

         Except for the election of directors, for which a plurality of the votes cast is required, and except as otherwise required by law or provided in the Company's Restated Certificate of Incorporation, as amended, and By-Laws, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve and adopt the Plan Amendment or to take action with respect to any other matter that may properly be brought before the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposal to approve and adopt the Plan Amendment (but not for the election of directors). Abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposal to approve and adopt the Plan Amendment will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

         Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors; however, the Company believes that brokers are not entitled to vote such shares with respect to the proposal to approve and adopt the Plan Amendment. A failure by brokers to vote these shares will have no effect on the outcome of the election of directors or on the proposal to approve and adopt the Plan Amendment.

         If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of April 14, 1998 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each of the Company's directors (including the nominees) and (iv) all directors and executive officers of the Company as a group:



                                                                                          Shares
                                                                                    Beneficially Owned(1)
                                                                                    ---------------------
                                     Name of Beneficial Owner                    Number                 Percent
                                     ------------------------                    ------                 -------



   Rolf D. Schmidt (2)(3)..................................                     3,174,910                23.9%


   F. William Schmidt (3)(4)...............................                     3,134,910                23.6%


   Robert V. Toni (3)(5)...................................                       699,600                 5.3%


   J. Blount Swain (3).....................................                       468,180                 3.5%


   Jeffrey G. Clark (3)....................................                       468,160                 3.5%


   Joe B. Barefoot (3)(6)..................................                       355,041                 2.7%


   Dennis C. Carey (3).....................................                        42,599                    *


   Randy H. Thurman (3)....................................                        35,079                    *


   Richard W. Miller (3)...................................                        15,620                    *


   William M. Cotter (3)...................................                            --                   --


   All directors and executive officers as a group (12
   persons) (7)............................................                     7,803,457                57.9%

-------------------------

* Less than 1%.

  (1)Nature of ownership consists of sole voting and investment power unless otherwise indicated. Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 14, 1998.
  (2)The address of the stockholder is 205 Sweitzer Road, Sinking Spring, PA 19608. Includes (a) 2,246,945 shares held by Cacoosing Partners, L.P., a limited partnership of which Rolf D. Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investing power; (b) 599,912 shares held by OMI Partners, L.P., a limited partnership of which Rolf D. Schmidt and F. William Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 140,000 shares owned jointly by Rolf D. Schmidt and his spouse, for which shares he is deemed to share voting and investment power.
  (3)Except as otherwise noted in footnote 2 or footnote 4, the address of the stockholder is c/o Closure Medical Corporation, 5250 Greens Dairy Road, Raleigh, NC 27616. Includes the following shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 14, 1998: Rolf D. Schmidt--8,079; F. William Schmidt--8,079; Robert V. Toni--39,960; J. Blount Swain--25,830; Jeffrey G. Clark--24,060; Joe B. Barefoot--18,276; Dennis C. Carey--33,079; Randy H. Thurman--33,079; and Richard W. Miller--13,620.
  (4)The address of the stockholder is 534 Ridge Avenue, Ephrata, PA 17522. Includes (a) 2,246,945 shares held by Triangle Partners, L.P., a limited partnership of which F. William Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investing power; (b) 599,912 shares held by OMI Partners, L.P., a limited partnership of which Rolf D. Schmidt and F. William Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 50,000 shares held by F. William Schmidt's spouse, for which shares he disclaims beneficial ownership.
  (5)Includes 20,000 shares held by Mr. Toni's spouse, for which shares he disclaims beneficial ownership.
  (6)Includes 3,465 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 14, 1998 by Debra Genovese-Barefoot. Ms. Genovese-Barefoot is the spouse of Joe B. Barefoot. Mr. Barefoot disclaims beneficial ownership of such shares.
  (7)See footnotes (2), (4), (5) and (6) above. Includes 215,527 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 14, 1998.


                          MATTERS CONCERNING DIRECTORS

Election of Directors

         The Company's Board of Directors is divided into three classes. Members of one class are elected each year to serve a three-year term until their successors have been elected and qualified or until their earlier resignation or removal.

         The board of directors has nominated Richard W. Miller and Rolf D. Schmidt for election as Class II directors. The nominees are presently directors of the Company whose terms expire at the Annual Meeting.

         The nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes each nominee will be able to serve as a director; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the Board of Directors may decide to reduce the number of directors. The Board of Directors unanimously recommends a vote FOR each of the nominees.

         Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

         Class II--Nominees for Terms Continuing until 2001

         Richard W. Miller. Mr. Miller has served as a director of the Company since August 1997. From 1993 to 1997, he served as Senior Executive Vice President and Chief Financial Officer of AT&T. Previously, he was Chief Executive Officer of Wang Laboratories from 1989 to 1993, and prior to that, he held executive positions at General Electric Company and RCA. Currently, Mr. Miller advises companies and serves on the boards of directors of Avalon Properties, Inc. and SBA, Inc. Mr. Miller holds a B.B.A. degree in Economics from Case Western Reserve University and an M.B.A. from Harvard Business School. Mr. Miller is 57 years of age.

         Rolf D. Schmidt. Mr. Schmidt, a co-founder of the Company in 1990, has served as Chairman of the Board of Directors of the Company since February 1996. Mr. Schmidt has served as Chief Executive Officer and Chairman of Performance Sports Apparel, Inc. since 1995. In 1986, a significant portion of the business of Sharpoint, Inc., a developer and manufacturer of surgical needles and sutures co-founded by Mr. Schmidt and his brother, F. William Schmidt, was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has invested primarily in and devoted substantial time and attention to healthcare-related entities, including the Company. Mr. Schmidt is 65 years of age.

         Class I--Directors with Terms Continuing until 2000

         Dennis C. Carey, Ph.D. Mr. Carey has served as a director of the Company since May 1996. Mr. Carey serves as Vice Chairman of Spencer Stuart US, an executive search firm, and has overseen the firm's board consulting practice since 1988. Prior to joining Spencer Stuart, he served as a National Practice Director for The Hay Group, a global compensation firm, and was Secretary of Labor to former Governor Pierre S. duPont, IV of Delaware. Mr. Carey holds a Ph.D. in finance and administration from the University of Maryland. He was a co-founder of The Director's Institute at The Wharton School of the University of Pennsylvania and serves on its board of directors. He is also a director of the Jackson Laboratory. Mr. Carey is 48 years of age.

         F. William Schmidt. Mr. Schmidt, a co-founder of the Company in 1990, has served as a director of the Company since February 1996. Mr. Schmidt co-founded Sharpoint, Inc. with his brother, Rolf D. Schmidt, and completed the design work on production and manufacturing equipment that led to product development within that company. In 1986, a significant portion of the business of Sharpoint, Inc. was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has primarily invested in and devoted substantial time and attention to healthcare-related entities, including the Company. Mr. Schmidt is 58 years of age.

         Class III--Directors with Terms Continuing until 1999

         Randy H. Thurman. Mr. Thurman has served as a director of the Company since May 1996. Mr. Thurman is the Chief Executive Officer of Health Care Strategies 2000, a health care consulting firm that he founded in 1995, and he also serves as a Director of Spencer Stuart in their worldwide healthcare search practice. From 1993 to 1995, Mr. Thurman held a number of executive positions with Corning Incorporated, most recently as Chairman and Chief Executive Officer of Corning Life Sciences, Inc., a company engaged in providing clinical testing and pharmaceutical services, laboratory products and disease state management. From 1985 to 1993, he held a number of executive positions with Rhone-Poulenc Rorer, Inc., most recently as President of Rhone-Poulenc Rorer Pharmaceuticals, Inc. Mr. Thurman received his M.A. from Webster University and his B.A. from Virginia Polytechnic Institute. Mr. Thurman is also a director of Enzon, Inc. and ONYX Pharmaceuticals, Inc. He is 48 years of age.

         Robert V. Toni. Mr. Toni has served as President and Chief Executive Officer of the Company since June 1994 and as a director of the Company since February 1996. From 1989 to 1994, Mr. Toni was General Manager and Vice President of Sales and Marketing for IOLAB Corporation, a Johnson & Johnson company that marketed and manufactured surgical devices, equipment and pharmaceuticals for the ophthalmic market. From 1987 to 1989, he served as President of Cooper Vision-CILCO, and also served as its Executive Vice President of Operations and Chief Financial Officer from 1984 to 1987. Mr. Toni holds a B.S. degree in Finance from Iona College. Mr. Toni is 57 years of age.

General Information Concerning the Board of Directors and its Committees

         The Board of Directors has standing Executive, Audit and Compensation Committees. During fiscal year 1997, the Board of Directors held five meetings, the Audit Committee held one meeting and the Compensation Committee held three meetings. There were no meetings held by the Executive Committee during 1997. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director, and the meetings of the committee or committees on which he served during such period.

         The Executive Committee, to the extent permitted under Delaware law, may exercise, with certain exceptions, all of the power and authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee is intended to serve in the event action must be taken by the board at a time when convening the entire board is not feasible. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company, for reviewing with the independent auditors the scope and results of the audits, and for reviewing the accounting controls, operating, capital and research and development budgets and other financial matters of the Company. The Compensation Committee is responsible for reviewing and approving compensation arrangements for the officers of the Company and other compensation matters generally, for recommending to the Board of Directors the compensation of the Company's chief executive officer and non-employee directors, for establishing incentive compensation or bonus plans and for evaluating board performance and recommending nominees for election as directors.

         On February 26, 1998, the Board of Directors of the Company established a Stock Option Subcommittee of the Compensation Committee to determine grants under and administer the Plan. Prior to that time, the Compensation Committee was responsible for determining grants under and administering the Plan.

         The current members of the Executive Committee are Messrs. Rolf D. Schmidt (Chair), Thurman and Toni; of the Audit Committee, Messrs. Miller and Thurman (Chair); and of the Compensation Committee, Messrs. Carey (Chair), Thurman and F. William Schmidt. Messrs. Thurman and Carey comprise the Stock Option Subcommittee of the Compensation Committee.

Director Compensation

         Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee directors of the Company currently receive annual compensation of $24,000 and $1,500 for each meeting of the Board of Directors attended in person or participated in telephonically. In addition, pursuant to the Plan, each non-employee director receives a one-time grant of options to purchase 25,000 shares of Common Stock upon election to the Board of Directors, and each non-employee director in office immediately before and after the annual election of directors receives options to purchase 7,500 shares of Common Stock. Under the Plan, non-employee directors also may elect to receive options in lieu of all or part of their annual compensation for serving on the Board of Directors by making an election at or prior to the annual meeting.

Compensation Committee Interlocks and Insider Participation

         F. William Schmidt, a member of the Compensation Committee, was a party to certain transactions with the Company. See "Certain Transactions." Mr. Schmidt is not a member of the Stock Option Subcommittee of the Compensation Committee.

Share Ownership Guideline

         In 1997, the Board of Directors adopted the following guideline for Company stock ownership by non-employee directors: each non-employee director should own shares of Common Stock of the Company with a value, at any time within two years after such director joins the Board of Directors and at the greater of cost or market value, equal to $100,000.

Requirements for Advance Notification of Nominations

         Article Two of the Company's By-Laws provides that no person may be nominated for election as a director by a stockholder at an annual or special meeting unless written notice of such stockholder's intent to make such nomination has been delivered to the Secretary of the Company at the principal executive offices of the Company (i) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held no earlier than 30 days before and no later than 60 days after the first anniversary date of the previous year's annual meeting, not earlier than 90 days and not later than 60 days in advance of the first anniversary date of the previous year's annual meeting; (ii) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held more than 30 days before or more than 60 days after the first anniversary date of the previous year's annual meeting, not earlier than 90 days prior to such meeting and not later than the later of 60 days in advance of such meeting or 10 days following the date of the first public announcement of the date of such meeting; (iii) with respect to an election to be held at an annual meeting at which a director will be elected to fill an increase in the number of directors to be elected to the Board of Directors, which increase has not been publicly announced more than 70 days prior to the first anniversary date of the previous year's annual meeting, not later than the close of business on the tenth day after the first public announcement of such increase; and (iv) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to such meeting and not later than the later of 60 days prior to such meeting or the tenth day following the date on which public announcement of the date of such meeting and of the nominees for the Board of Directors is first made. The By-Laws define a "public announcement" as a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or disclosure in a document publicly filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         A notice from a stockholder shall set forth: (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the stockholder as they appear on the Company's books, and of such beneficial owner; (b) the number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner; (c) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in an election contest or would otherwise be required pursuant to the Exchange Act and Rule 14a-11 thereunder; and (d) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


                            APPROVAL AND ADOPTION OF
                          AMENDMENT TO THE AMENDED AND
                     RESTATED 1996 EQUITY COMPENSATION PLAN

Proposal

         At the Annual Meeting, there will be presented to stockholders a proposal to approve and adopt the Plan Amendment to increase the number of shares authorized for issuance under the Plan from 1,000,000 to 2,500,000 shares of Common Stock. At its February 26, 1998 meeting, the Board of Directors unanimously approved the proposed Plan Amendment subject to stockholder approval at the Annual Meeting. The Plan Amendment will not be effective unless and until stockholder approval is obtained.

         The Board of Directors believes that the Company's ability to grant options under the Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees and directors with the financial interests of the Company's stockholders. The Board of Directors believes that the Plan helps the Company attract, retain and motivate Plan participants and encourages such participants to devote their best efforts to the business and financial success of the Company. As of April 14, 1998, options to purchase 910,340 shares of Common Stock were outstanding under the Plan; options to purchase 7,480 remain available for future grants. An increase in the number of shares available for issuance is necessary to meet the above objectives. The Board of Directors believes that it is in the best interests of the Company and its stockholders to incorporate this change into the Plan.

         The principal terms of the Plan are discussed below.

Vote Required for Approval

         Approval of the proposal to approve and adopt the Plan Amendment requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions may be specified on the proposal and will be considered present at the meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the meeting and entitled to vote with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal.

         The Board of Directors unanimously recommends a vote FOR the proposal.

Description of the Amended and Restated 1996 Equity Compensation Plan


         The Plan was adopted by the Board of Directors on May 28, 1996 (the "effective date") and was amended and restated effective September 24, 1996, November 1, 1996 and June 4, 1997. The Plan provides for grants of stock options to selected officers (including officers who are also directors) of the Company or its subsidiaries, other employees of the Company or its subsidiaries and independent contractors and consultants who perform valuable services for the Company or its subsidiaries. Non-employee directors of the Company are entitled to receive formula stock option grants under the Plan. In addition, the Plan provides for grants of restricted stock and stock appreciation rights ("SARs") (herein, together with grants of stock options, collectively, "Grants") to participants other than non-employee directors of the Company. Shares of Common Stock issued or to be issued under the Plan are covered by a registration statement on Form S-8 which was filed with the SEC on December 12, 1996. The Company intends to file an additional registration statement on Form S-8 with the SEC to register the additional 1,500,000 shares of Common Stock if the Plan Amendment is approved by the stockholders. The last reported sale price of the Company's Common Stock reported on the Nasdaq National Market on April 14, 1998 was $19.625.

         Subject to adjustment in certain circumstances as discussed below, the Plan currently authorizes up to 1,000,000 shares of Common Stock for issuance pursuant to the terms of the Plan. The proposed Plan Amendment would increase the number of authorized shares of Common Stock from 1,000,000 to 2,500,000. If and to the extent Grants under the Plan expire or are terminated for any reason without being exercised, or the shares subject to a Grant are forfeited, the shares of Common Stock subject to such Grant will again be available for grant under the Plan.

         The Plan is administered and interpreted by a committee (the "Committee") of the Board of Directors consisting of not fewer than two persons appointed by the Board of Directors from among its members, each of whom may be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined by Section 162(m) of the Internal Revenue Code (the "Code"). The Committee has the sole authority to determine (i) persons to whom Grants may be made under the Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Plan. The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan, and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Board of Directors has appointed a subcommittee of the Compensation Committee, the Stock Option Subcommittee, to serve as this Committee.

         Grants under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code,
(ii) "nonqualified stock options" that are not intended to so qualify ("NQSOs"),
(iii) restricted stock or (iv) SARs. Grants may be made to any employee (including officers and directors) of, or independent contractors and consultants to, the Company or its subsidiaries. Non-employee directors of the Company are entitled only to formula grants of NQSOs. Independent contractors or consultants to the Company are not eligible to receive ISOs under the Plan. As of April 14, 1998, 62 employees and six directors (including five non-employee directors) were eligible for Grants under the Plan. During any calendar year, no participant may receive Grants under the Plan for more than 75,000 shares of Common Stock.

         The exercise price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The exercise price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant. The Committee will determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by a combination of the foregoing. The participant may instruct the Company to deliver the shares of Common Stock due upon the exercise to a designated broker instead of to the participant.

         Non-employee directors are entitled to receive NQSOs pursuant to the formula grants under the Plan. According to the formula grants, each non-employee director who first becomes a member of the Board of Directors will receive a grant of an NQSO to purchase 25,000 shares of Common Stock as of the date the non-employee director becomes a member of the Board of Directors. Thereafter, on each date on which the Company holds its annual meeting of stockholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase 7,500 shares of Common Stock. The exercise price of an NQSO granted pursuant to a formula grant will be the fair market value of a share of Common Stock on the date of grant. The term of each such option will be ten years, and the options will be exercisable with respect to 50% of the shares on the date of grant and an additional 25% on each of the first two anniversaries of the date of the grant, if the non-employee director continues to be a member of the Board of Directors. Non-employee directors can elect to receive options in lieu of all or a portion of their annual compensation (presently $24,000) for serving on the Board of Directors by making an election at or immediately prior to the annual meeting. Non-employee directors will receive that number of options determined by multiplying the portion of their annual compensation they elect not to receive in cash by three and dividing the resulting product by the closing sale price of the Company's Common Stock on the Nasdaq National Market on the date of the annual meeting. The exercise price will be the market price on the date of grant, and the options will have a term of ten years. The options will vest 50% as of the date of grant and will vest thereafter in 25% increments on each of the first two anniversaries of the date of grant, if the non-employee director continues to be a member of the Board of Directors.

         The Committee may issue shares of Common Stock to participants other than non-employee directors of the Company pursuant to the Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of shares of Common Stock granted to each participant shall be determined by the Committee, subject to the maximum limit described above. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine in its sole discretion. The Committee also may grant SARs to participants other than non-employee directors of the Company in tandem with any stock option pursuant to the Plan. Unless the Committee determines otherwise, the exercise price of an SAR will be the greater of (i) the exercise price of the related stock option or (ii) the fair market value of a share of Common Stock on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the SAR. The participant may elect to have such amount paid in cash or in shares of Common Stock, subject to Committee approval. To the extent a participant exercises a SAR, the related option shall terminate. Similarly, upon exercise of a stock option, the related SAR, if any, shall terminate.

         The Board of Directors may amend or terminate the Plan at any time; provided, however, that, the Board of Directors may not, without stockholder approval, amend the Plan to (i) increase (except for increases due to the adjustments discussed below) the aggregate number of shares of Common Stock for which Grants may be made thereunder, or the individual limit of shares of Common Stock for which Grants may be made to any single individual under the Plan, (ii) modify the requirements as to eligibility to participate in the Plan or (iii) make any amendment that requires stockholder approval pursuant to Section 162(m) of the Code. The Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the stockholders.

         Subject to the change of control provisions described below, in the event of certain transactions identified in the Plan, the Committee may appropriately adjust (i) the number of shares of Common Stock (and the exercise price per share) subject to the unexercised portion of any outstanding options or SARs, (ii) the number of shares of Common Stock covered by outstanding Grants, (iii) the number of shares of Common Stock for which Grants may be made under the Plan and (iv) the individual limit of shares for which Grants may be made to any individual under the Plan, and such adjustments shall be effective and binding for all purposes of the Plan. In the event of a change of control, unless the Committee determines otherwise, all options, restricted stock and SARs will become fully vested. Unless the Committee determines otherwise, each participant will be provided with advance written notice by the Company prior to the change of control (to the extent possible) and will have the right, within a designated period after such notice, to exercise the options and SARs in full or to surrender the options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the excess of the then fair market value of the shares of Common Stock over the exercise price. Any options or SARs not timely exercised or surrendered will terminate unless exchanged or substituted with options or SARs of the successor corporation. A change of control is defined as (i) a tender offer, merger or other transaction as a result of which any person or group (other than Rolf D. Schmidt, F. William Schmidt or any entity controlled by either or both of them) becomes the owner, directly or indirectly, of more than 50.1% of the Common Stock or the combined voting power of the Company's then outstanding securities,
(ii) a liquidation or a sale of substantially all of the Company's assets, or
(iii) if, during any period of two consecutive years, the individuals who, at the beginning of such period, constituted the Board of Directors cease to constitute a majority of the Board of Directors, except as otherwise provided in the Plan.

         Option grants to purchase the following number of shares of Common Stock have been made under the Plan from inception of the Plan through April 14, 1998: Robert V. Toni--66,600; J. Blount Swain--43,050; Jeffrey G. Clark--40,100; Joe B. Barefoot--30,458; William M. Cotter--40,000; current executive officers as a group--300,208, non-employee directors as a group--120,328; and all other employees as a group--441,304. Because options are granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive options, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable, except as to those future formula grants to be awarded to non-employee directors.

         Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Plan and the value of shares received when shares of restricted stock become vested (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to allow grants of options thereunder to meet the requirements of "performance-based compensation." Grants of restricted stock generally will not qualify as "performance-based compensation."

         There are no federal income tax consequences to a participant or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

         A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held his or her shares prior to the disposition.

         A participant normally will not recognize taxable income upon receiving a grant of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock Grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock Grant are forfeited, or if the market value declines during the restriction period, the participant will not be entitled to any tax deduction or tax refund.

         There are no federal income tax consequences to a participant or to the Company upon the grant of an SAR under the Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

New Plan Benefits

         Because grants are to be made from time to time by the Committee to persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable, except as to those future formula grants to be awarded to non-employee directors.

                             EXECUTIVE COMPENSATION

         The following table provides information concerning the annual and long-term compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were executive officers as of December 31, 1997 (the "Named Officers").

                           Summary Compensation Table


                                                                                         Long-Term
                                                         Annual Compensation             Compensation
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

                                                                                         Number of
                                                                                         Securities
                                                                          Other Annual   Underlying   All Other
                                                                          Compensation   Options    Compensation
Name and Principal Position                 Year       Salary($) Bonus($)   ($)(1)       Awarded      ($)(2)
---------------------------                 ----      ---------- -------- ------------   ---------- ------------
Robert V. Toni..........................    1997        237,800  100,000        --             --      2,841
   President and Chief Executive Officer    1996        215,000  130,000        --         66,600      1,987
                                            1995        198,000   50,000    64,473(3)          --      1,273

J. Blount Swain.........................    1997        152,300   60,000        --             --      2,352
   Vice President of Finance and Chief      1996        138,450   85,000        --         43,050      1,552
   Financial Officer                        1995        130,000       --    14,481             --        805



Jeffrey G. Clark........................    1997        142,000   56,000        --             --      1,960
   Vice President of Research and           1996        127,200   80,000        --         40,100      1,342
   Development                              1995        120,000       --    14,481             --        719


Joe B. Barefoot.........................    1997        122,000   48,000        --             --      1,974
   Vice President of Regulatory Affairs     1996         95,850   60,000        --         30,458      1,023
   and Quality Assurance                    1995         90,000       --    10,861             --        463


William M. Cotter (4)....................   1997         83,755   30,000    25,200(5)      40,000        102
    Vice President of Manufacturing and     1996             --       --        --             --         --
    Operations                              1995             --       --        --             --         --

----------------


(1) Includes for 1995 the tax value of interests in the Company's predecessor, Tri-Point Medical L.P. (the "Partnership Interests") granted on December 31, 1995 to Robert V. Toni, J. Blount Swain, Jeffrey G. Clark and Joe B. Barefoot. The aggregate tax value of the Partnership Interests on the date of grant to such executive officers totaled $61,545.
(2) Represents Company-paid life insurance premiums and 401(k) retirement plan matching contributions.
(3) Includes payment for relocation expenses and a payment to cover the related income tax liability in the aggregate amount of $42,751.
(4) Mr. Cotter became an employee and executive officer of the Company in June 1997.
(5)  Represents payment for relocation expenses.

Stock Option Information

         The following table sets forth certain information concerning grants of stock options made during 1997 to each of the Named Officers. No stock appreciation rights were granted to any Named Officer during 1997.

                              Option Grants in 1997



                                          Individual Grants

                            Number of      % of Total
                           Securities       Options/                                        Potential Realizable Value
                           Underlying         SARs                                          at Assumed Annual Rates of
                            Options/       Granted to       Exercise                         Stock Price Appreciation
                              SARs         Employees        or Base                             for Option Term(3)
                             Granted       in Fiscal         Price        Expiration          ----------------------
   Name                      (#)(1)         Year(2)          ($/Sh)          Date             5% ($)         10% ($)
   ----                      -------        -------          ------       ----------          ------         -------


Robert V. Toni                 --              --              --              --               --              --

J. Blount Swain                --              --              --              --               --              --

Jeffrey G. Clark               --              --              --              --               --              --

Joe B. Barefoot                --              --              --              --               --              --

William M. Cotter            40,000            16.3           18.25           7/1/07         $471,671        $1,195,307

--------

(1) Options have a ten-year term and vest 20% annually on the anniversary of the grant date and thereafter.
(2)  Based on 245,600 options granted to employees in 1997.
(3) The potential realizable value is based on the term of the option at its time of grant (ten years in the case of the options listed above). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and the underlying shares sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock, and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.



                   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                            Number of Securities Underlying     Value of Unexercised
                                                               Unexercised Options/SARs       In-the-Money Options/SARs
                           Shares                               at Fiscal Year-End (#)          at Fiscal Year-End ($)
                          Acquired        Value             -----------------------------------------------------------
   Name                on Exercise(#)   Realized($)         Exercisable     Unexercisable  Exercisable      Unexercisable
   ----                --------------   -----------         -----------     -------------  -----------      -------------

Robert V. Toni               --             --                26,640           39,960       556,110(1)        834,165(1)

J. Blount Swain              --             --                17,220           25,830       359,468(1)        539,201(1)

Jeffrey G. Clark             --             --                16,040           24,060       334,835(1)        502,253(1)

Joe B. Barefoot              --             --                12,184           18,275       254,324(1)        381,486(1)

William M. Cotter            --             --                    --           40,000               --        305,000(2)

------------------


(1) Calculated on the basis of the closing sale price of $25.875 per share of Common Stock on December 31, 1997 as quoted on the Nasdaq National Market, less the exercise price of $5.00 per share.
(2) Calculated on the basis of the closing sale price of $25.875 per share of Common Stock on December 31, 1997 as quoted on the Nasdaq National Market, less the exercise price of $18.25 per share.

Employment Agreements

         Robert V. Toni, J. Blount Swain, Jeffrey G. Clark and Joe B. Barefoot each entered into an employment agreement with the Company in May 1996. William
M. Cotter entered into an employment agreement with the Company commencing in June 1997. The term of the employment agreements of Messrs. Toni, Swain, Clark and Barefoot is from May 1, 1996 to May 31, 1999. Mr. Cotter's employment agreement has a two-year term beginning on its commencement. Each of the employment agreements provides for automatic one-year extensions unless 60 days' prior notice is given by either party. The agreements provide for annual base salaries for Messrs. Toni, Swain, Clark, Barefoot and Cotter of not less than $215,000, $138,450, $127,200, $95,850 and $150,000, respectively, which salaries may be increased as determined by the Compensation Committee or the Board of Directors. Each agreement also provides for an annual bonus ranging from 20% to 60% of base salary to be awarded based on performance milestones to be established for each calendar year by the Compensation Committee based on the recommendation of the Chief Executive Officer. In connection with their employment agreements, in May 1996 the Company granted to Messrs. Toni, Swain, Clark and Barefoot, respectively, options to purchase 66,600, 43,050, 40,100 and 30,458 shares of Common Stock under the Plan at an exercise price of $5.00 per share. Such options have a term of ten years and, provided employment has not been terminated for "cause" (as defined in the employment agreements), will vest in five equal annual installments, commencing as of the date of grant. In connection with his employment agreement, the Company granted to Mr. Cotter options to purchase 40,000 shares of Common Stock under the Plan at an exercise price of $18.25 per share. Mr. Cotter's options have a term of ten years and, provided employment has not been terminated for "cause" (as defined in the Plan), will vest in five equal annual installments, commencing on the first anniversary of the date of grant.

         If, following a "change in control" (as defined in each agreement), any of Messrs. Toni, Swain, Clark, Barefoot or Cotter is terminated other than for "cause" (as defined in each agreement) or terminates his employment for "good reason" (as defined in each agreement), he will be entitled to receive all accrued and any pro rata incentive compensation to the date of termination and a continuation of his then current annual salary, incentive compensation and benefits for three years after such termination. In the event of termination for "cause," each of Messrs. Swain, Clark, Barefoot and Cotter is entitled to a continuation of base salary, incentive compensation and benefits for a period of one year. Mr. Toni is entitled to such continuation for a period of 18 months. Pursuant to the employment agreements, the Company has agreed to indemnify such executive officers to the maximum extent permitted by applicable law against all costs, charges and expenses incurred by each in connection with any action, suit or proceeding to which he may be a party or in which he may be a witness by reason of his being an officer, director or employee of the Company or any subsidiary or affiliate of the Company. Each of the foregoing executive officers has agreed not to compete with the Company for two years after termination of his employment with the Company.


                              CERTAIN TRANSACTIONS

         On January 1, 1998, the Company entered into a Representative and Manufacturing Facility Agreement with Innocoll GmbH of Saal-Donau, Germany ("Innocoll"). Rolf D. Schmidt and F. William Schmidt, directors of the Company, own a majority of the outstanding equity interests in Innocoll. Pursuant to the agreement, Innocoll will act as the Company's representative in Europe to assist the Company in complying with various regulatory approvals and clearances required in connection with the Company's products. Additionally, under the agreement, Innocoll will provide the Company with up to 20,000 square feet of space at its facility in Germany for use as an alternative manufacturing facility, including quality control services, as needed for the Company's products. Pursuant to the terms of the agreement, the Company will pay to Innocoll $120,000 per year for acting as the Company's representative in Europe and $60,000 per year for the manufacturing space. The agreement has a five-year term.

             THE MATERIAL IN THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 17 IS NOT SOLICITING MATERIAL, IS NOT DEEMED FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT, AND IS NOT INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING OF THE COMPANY UNDER SUCH ACTS WHETHER MADE BEFORE OR AFTER THE DATE OF THIS PROXY STATEMENT.


                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is responsible for the compensation of the executive officers of the Company. In this respect, the Compensation Committee's duties are to review the compensation of all executive officers of the Company, to recommend to the Board the base salary and other compensation of the Company's chief executive officer, to approve the base salaries of all other executive officers and to approve all bonuses and other compensation granted to executive officers. A subcommittee of the Compensation Committee, the Stock Option Subcommittee, is responsible for the administration of the Plan and grants of incentive compensation under the Plan. See "Matters Concerning Directors--General Information Concerning the Board of Directors and its Committees."

         General Compensation Philosophy

         It is the goal of the Compensation Committee to have a policy that will enable the Company to attract, retain and reward executive officers who contribute to both its short-term and long-term success. The Committee has considered the interrelationship of the three elements of its compensation - salary, bonus and incentive - to determine how they can be used to accomplish the Company's goals. The Company's executive compensation is based on a pay-for-performance philosophy. The Committee believes that total cash compensation should vary with the achievement of specific performance objectives. The Company's incentive, or long-term, compensation is tied to the creation of stockholder value.

         The Compensation Committee recognizes that, in the short-term, the market value of the Company will be affected by many factors, some transient in nature and beyond the control of the Company's executives. This is especially true in the medical device industry, which is characterized by long product lead times, highly volatile stock prices and few commercial products. In order to attract and retain qualified executives in such an environment, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value to stockholders with components based upon the achievement of shorter-term strategic goals. These goals, which are set each year, generally include the progress of discovery research and development programs, adherence to budgets, strengthening of the Company's financial position and success in entering into appropriate business collaborations. The Compensation Committee expects that the achievement of these shorter-term goals will contribute to the long-term success of the Company.

         The Company competes against both medical device companies and pharmaceutical companies in the hiring and retention of qualified personnel. The Company uses long-term compensation, principally the grant of stock options, to offset the advantages such companies may offer, such as less risk, higher cash compensation and better retirement benefits.

         The Company's compensation program for executive officers comprises base salary, performance bonuses, longer-term incentive compensation in the form of stock options, and benefits available generally to all of the Company's employees.

         Compensation Components

         Base Salary. Base salary levels for the Company's executive officers are reviewed on an annual basis by the Compensation Committee. In conducting this review, the Compensation Committee considers the various items noted above, including competitive factors and industry trends, as well as performance within the Company and changes in job responsibility. The Committee also reviews certain compensation information publicly available and gathered informally, and considers salary history at the Company. In 1997, Mr. Toni's base salary was increased by 10.6%, from $215,000 to $237,800.

         Performance Bonus Compensation. All executive officers of the Company participate in a bonus plan based on performance milestones adopted annually by the Committee in order to provide a direct financial incentive to achieve predefined objectives. The five individuals listed in the Summary Compensation Table and other officers of the Company are entitled to receive as bonuses a minimum of 20% of base salary and a maximum of 60% of base salary based on the Committee's evaluation of the achievement of the performance milestones. The various milestones are weighted and the achievement of one or more milestones may be a condition to the payment of any bonus. The Committee intends to establish milestones that will be a challenge to achieve. Different milestones may be applicable to different executive officers. The granting of other bonuses is discretionary.

         In determining the bonuses to the Company's executive officers in 1997, the Compensation Committee reviewed the percentage of completion of each of the 1997 performance milestones and multiplied such percentage by the weight assigned to each of the milestones, which included specific operating and regulatory goals.

         Mr. Toni was awarded a cash bonus of $100,000 in 1997. In arriving at this award, the Committee considered the achievement of the 1997 performance milestones as well as Mr. Toni's achievement of his individual performance objectives.

         Stock Option Grants. The Plan is the Company's long-term equity incentive plan for executive officers and other selected employees. The objective of the Plan is to align the long-term financial interests of the option holder with the financial interests of the Company's stockholders. Stock option exercise prices are generally set at the prevailing market price at the time of grant, and stock options will only have value if the Company's stock price increases. (Certain stock options granted prior to the Company's initial public offering were granted at a price below fair market value on the date of grant.) The Company believes that without such incentives, it would not be possible to attract and retain qualified managers or scientists. The Compensation Committee generally considers additional stock option grants on an annual basis as a means to continue to incentivize the Company's senior officers to work toward increasing stockholder value.

          Options to purchase an aggregate of 40,000 shares of the Company's Common Stock were awarded in 1997 to one newly-hired executive officer of the Company. The options have a ten-year term and an exercise price of the fair market value on the date of grant, and vest and become exercisable in five equal annual installments commencing on the first anniversary of the grant date.

         Payments during 1997 to the Company's executives under the various programs discussed above were made with regard to the provisions of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." It is intended that, in accordance with current regulations, the amounts received upon the exercise of stock options under the Plan qualify as "performance-based compensation."

                                        COMPENSATION COMMITTEE

                                        Dennis C. Carey, Ph.D.
                                        Randy H. Thurman
                                        F. William Schmidt

March 18, 1998

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market - US Index (the "Nasdaq - US Index"), and (ii) the S&P Health Care (Medical Products and Supplies) Index (the "Health Care Index"), assuming an investment of $100 on September 25, 1996 in each of the Common Stock of the Company, the stocks comprising the Nasdaq - US Index and the stocks comprising the Health Care Index, and further assuming reinvestment of dividends.


                               [Performance Graph]




                  INDEX                               9/25/96               12/31/96               12/31/97


COMPANY                                                     100.0                  184.4                  323.4


NASDAQ - US INDEX                                           100.0                  104.9                  128.8


HEALTH CARE INDEX                                           100.0                  103.2                  127.5

                             INDEPENDENT ACCOUNTANTS

         Price Waterhouse LLP has served as the Company's independent accountants since 1992 and has been selected to continue in such capacity for the current year. The Company has requested that a representative of Price Waterhouse LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. If, however, further business properly comes before the Annual Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by the Company and written representations that no Forms 5 were required to be filed, the Company believes that during the year ended December 31, 1997 all filing requirements applicable to its officers, directors and ten-percent stockholders were satisfied, with the following exceptions: William M. Cotter filed a late Form 3 upon his election as an executive officer of the Company; Richard W. Miller filed a late Form 3 upon his election as a director of the Company; Dennis C. Carey, a director, filed a late Form 4 with respect to the purchase of 300 shares of Common Stock in the open market in February 1997 and the purchase of 7,000 shares of Common Stock in the open market in March 1997; and Rolf D. Schmidt, a director, filed a late Form 4 with respect to the purchase of 100,000 shares of Common Stock in the open market in October 1996.


                STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1999 annual meeting, such proposals must be received by the Company no later than December 31, 1998. Proposals should be directed to the attention of the Secretary of the Company.

                                    By Order of the Board of Directors,


                                    J. Blount Swain
                                    Secretary

May 5, 1998

********************************************************************************
                                    APPENDIX



                                      PROXY

                           CLOSURE MEDICAL CORPORATION

                             5250 Greens Dairy Road
                          RALEIGH, NORTH CAROLINA 27616

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Robert V. Toni and J. Blount Swain, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Stockholders of Closure Medical Corporation (the "Company") to be held June 3, 1998 and any adjournments or postponements thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse.


                                                                 SEE REVERSE
            (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)            SIDE

                   PLEASE DATE, SIGN AND MAIL YOUR
                PROXY CARD BACK AS SOON AS POSSIBLE.

                   ANNUAL MEETING OF STOCKHOLDERS
                     CLOSURE MEDICAL CORPORATION
                             JUNE 3, 1998

            (Arrow)  Please Detach and Mail in the Envelope Provided (Arrow)

A [X] Please mark your
      votes as in this
      example.


                  FOR        WITHHELD
1. Election of    [ ]          [ ]         Nominees: Richard W. Miller   2. Approval and adoption of         FOR   AGAINST  ABSTAIN
   Directors Class II                                Rolf D. Schmidt        amendment to the Company's       [ ]     [ ]      [ ]
                                                                            Amended and Restated 1996
                                                                            Equity Compensation Plan
                                                                            (the "Plan") to increase the
                                                                            number of shares authorized for
                                                                            issuance under the Plan.

FOR, except vote withheld from the following nominees:                   3. In their discretion, the Proxy Agents are authorized
                                                                            to vote upon such other business as may properly
                                                                            come before the meeting and any adjournments or
                                                                            postponements thereof.

                                                                            This proxy when properly executed will be voted
                                                                            in the manner directed herein by the undersigned
                                                                            stockholder. If no direction is made, this proxy
                                                                            will be voted FOR all nominees for election as the
                                                                            Class II directors and FOR Proposal Number 2. The
                                                                            undersigned hereby acknowledges receipt of the
                                                                            Notice of Annual Meeting of Stockholders and the
- ----------------------------------                                        related Proxy Statement.

                                                                            PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY
                                                                            AND RETURN IT USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)__________________________________________________________________________ DATE: __________________________, 1998

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.